EXHIBIT 10.2
SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the “Agreement”), dated as of December 17, 2010, by and among DARLING INTERNATIONAL INC., a Delaware corporation (the “Borrower”), the undersigned Subsidiary Loan Parties and any other Subsidiary Loan Party who may become a party hereto pursuant to the execution and delivery of a Subsidiary Joinder Agreement (each a “Debtor” and collectively the “Debtors”) and JPMORGAN CHASE BANK, N.A., as administrative agent for the Secured Parties (the “Agent”).

R E C I T A L S:

The Borrower is entering into that certain Credit Agreement dated as of even date herewith with the lenders from time to time party thereto (each individually, a “Lender” and collectively, the “Lenders”), the Agent, Bank of Montreal, acting under its trade name BMO Capital Markets, as Syndication Agent, PNC Bank, N.A. and Goldman Sachs Bank USA, as Documentation Agents and the other agents party thereto (such agreement, as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).  The execution and delivery of this Agreement is a condition to the Agent’s and the Lenders’ entering into the Credit Agreement and making the extensions of credit thereunder.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, and in order to induce the Agent and Lenders to extend credit under the Credit Agreement, the parties hereto hereby agree as follows:
ARTICLE 1.

Definitions

Section 1.1 Definitions.  As used in this Agreement, the following terms have the following meanings:

“Collateral” has the meaning specified in Section 2.1.

 “Copyrights” means all of the following:  (a) all works of authorship, copyrights, works protectable by copyright, copyright registrations and copyright applications, including those identified for each Debtor on Schedule 3.4; (b) all renewals, extensions and modifications thereof; (c) all income, royalties, damages, profits and payments relating to or payable under any of the foregoing; (d) the right to sue for past, present or future infringements of any of the foregoing; and (e) all other rights and benefits relating to any of the foregoing throughout the world.

“Copyright Security Agreement” means, with respect to a Debtor, a security agreement substantially in the form of Annex A attached hereto pursuant to which such Debtor grants to the Agent, for the benefit of the Secured Parties, a security interest in the Copyrights for purposes of recording such security interest with any copyright office of a governmental unit.

“Infringement” or “Infringe” means infringement, misappropriation, dilution or other impairment or violation.

“Intellectual Property” means all intellectual property whether arising under United States, multinational or foreign laws or otherwise, including without limitation, the Copyrights, Patents and Trademarks.

“Intellectual Property License” means any agreement, whether written or oral, pursuant to which (a) any Debtor grants any right under any Copyright, Patent or Trademark or (b) any Debtor is granted any right under any Copyright, Patent or Trademark, including those listed on Schedule 3.4.

“Intellectual Property Security Agreements” means, collectively, any Copyright Security Agreement, any Patent Security Agreement and any Trademark Security Agreement.

“Obligations” means, with respect to each Debtor, all “Obligations” (as such term is defined in the Credit Agreement) of such Debtor to the Agent and the Secured Parties arising under the Loan Documents to which such Debtor is a party; provided that with respect to each Subsidiary Loan Party, the obligations secured by this Agreement shall be limited, with respect to each Subsidiary Loan Party, to an aggregate amount equal to the largest amount that would not render such Subsidiary Loan Party’s obligations hereunder and under the other Loan Documents subject to avoidance under Section 544 or 548 of the United States Bankruptcy Code or under any applicable state law relating to fraudulent transfers or conveyances.

 “Patent Security Agreement” means, with respect to a Debtor, a security agreement substantially in the form of Annex A attached hereto pursuant to which such Debtor grants to the Agent, for the benefit of the Secured Parties, a security interest in the Patents for purposes of recording such security interest with any patent office of a governmental unit.

“Patents” means all of the following:  (a) all patents, patent applications and patentable inventions, including those identified for each Debtor on Schedule 3.4, and all of the inventions and improvements described and claimed therein; (b) all continuations, divisions, renewals, extensions, modifications, substitutions, continuations-in-part or reissues of any of the foregoing; (c) all income, royalties, profits, damages, awards and payments relating to or payable under any of the foregoing; (d) the right to sue for past, present and future infringements of any of the foregoing; and (e) all other rights and benefits relating to any of the foregoing throughout the world.

“Pledged Shares” means, with respect to a Debtor, the Equity Interests identified for such Debtor on Schedule 2.1(b) or (c) attached hereto (as may be amended pursuant to a Subsidiary Joinder Agreement) or on Schedule 1 to an amendment to this Agreement in the form of Exhibit A.

“Registered Intellectual Property” means all registrations and applications for registration of Trademarks, Patents and Copyrights.

“Subsidiary Joinder Agreement” means a Subsidiary Joinder Agreement in substantially the form of Exhibit B.

 “Trademarks” means all of the following:  (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other business identifiers, prints and labels on which any of the foregoing appear, all registrations and recordings thereof and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, including those identified for each Debtor on Schedule 3.4; (b) all reissues, extensions and renewals thereof; (c) all income, royalties, damages and payments now or hereafter relating to or payable under any of the foregoing, including damages or payments for past or future infringements of any of the foregoing; (d) the right to sue for past, present and future infringements of any of the foregoing; (e) all rights corresponding to any of the foregoing throughout the world; and (f) all goodwill associated with and symbolized by any of the foregoing.

“Trademark Security Agreement” means, with respect to a Debtor, a security agreement substantially in the form of Annex A attached hereto pursuant to which such Debtor grants to the Agent, for the benefit of the Secured Parties, a security interest in the Trademarks and the Trademark Licenses for purposes of recording such security interest with the trademark office of any governmental unit.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

Section 1.2 Other Definitional Provisions.  Terms used herein that are defined in the Credit Agreement and are not otherwise defined herein shall have the meanings therefor specified in the Credit Agreement.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  Any definition of or reference to any agreement or other documentation herein shall be construed as referring to such agreement or documentation as from time to time the same may be amended, restated, amended and restated, supplemented, extended, renewed, replaced or otherwise modified from time to time.  References to “Articles,” “Sections,” “subsections,” “Exhibits” and “Schedules” shall be to Articles, Sections, subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided.  All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined.  All references to statutes and regulations shall include any amendments of the same and any successor statutes and regulations.  Terms used herein, which are defined in the UCC, unless otherwise defined herein or in the Credit Agreement, shall have the meanings determined in accordance with the UCC.

ARTICLE 2.

Security Interest

Section 2.1 Security Interest.  As security for the prompt payment and performance in full when due of its Obligations (whether at stated maturity, by acceleration or otherwise), each Debtor hereby pledges to the Agent, and grants to the Agent a continuing security interest in, all of the Debtor’s right, title and interest in and to the following personal property, whether now owned or hereafter arising or acquired and wherever located (collectively with respect to any Debtor or all Debtors, as the context requires, the “Collateral”):

(a) all accounts, money, documents, chattel paper, instruments (including or in addition, the promissory notes described on Schedule 2.1(a)), commercial tort claims (including commercial tort claims identified in Schedule 2.1(b)), deposit accounts (including the deposit accounts identified on Schedule 3.2), general intangibles (including all supporting obligations, all Intellectual Property and Intellectual Property Licenses and all right, title and interest in all documentation executed and delivered in connection with the Bluegrass Acquisition and all the documentation executed and delivered in connection with any acquisition consummated under the permissions of the Credit Agreement), all goods and all products and proceeds of any of the foregoing; and

(b) all investment property, including or in addition, the following:

i. all the Equity Interests issued by, and all other ownership interest in, the Domestic Subsidiaries described on Schedule 2.1(c) and each other Restricted Subsidiary (that is not either (A) a Foreign Subsidiary or (B) a Domestic Subsidiary with substantially all of its assets comprised of the equity of one or more direct or indirect Foreign Subsidiaries) hereafter created or acquired and owned by the Debtor, including the Equity Interests described on Schedule 2.1(c);

ii. all the Equity Interests described on Schedule 2.1(d) and so much of the Debtor’s right, title and interest in any other Equity Interests issued by its Foreign Subsidiaries and any Domestic Subsidiary with substantially all of its assets comprised of the equity of one or more direct or indirect Foreign Subsidiaries, so that sixty–five percent (65%) of the total combined voting Equity Interests of each of such Subsidiary is pledged in total hereunder;

iii. all commodity accounts and securities accounts (including the commodity accounts and securities accounts described in Schedule 3.2); and

iv. all products and proceeds of the foregoing;

(c) all equipment, fixtures, inventory and other goods and all accessions thereto and all products and proceeds thereof; and

(d) all books and records pertaining to the Collateral.

Notwithstanding anything herein to the contrary, in no event shall the security interest granted hereunder attach to, and the term “Collateral” (and any component terms thereof) shall not include, the following:

(p) any lease, license, intellectual property right, contract right, property right, permit, agreement or other general intangible to which any Debtor is a party or that a Debtor otherwise owns or any of its rights or interests thereunder if, and for so long as, the grant of such security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of any Debtor therein, (ii) a breach or termination pursuant to the terms of, or a default under, any such lease, license, intellectual property right, contract right, property right, permit, agreement or other general intangible, (iii) a breach of any law or regulation which prohibits the creation of a security interest thereunder (other than to the extent that any such term specified in clause (i), (ii) or (iii) would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law) or (iv) require the consent of any Governmental Authority to permit the grant of a security interest therein (and such consent has not been obtained following the use of commercially reasonable effort to obtain such consent by the applicable Debtor); provided, however, that such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and, to the extent severable, shall attach immediately to any portion of such lease, license, intellectual property right, contract right, property right or agreement that does not result in any of the consequences specified in clause (i), (ii), (iii) or (iv) of this paragraph, including any proceeds of such lease, license, intellectual property right, contract right, property right, agreement or other general intangible;

(q) any capital stock, partnership interests, membership interests and other ownership interests issued by, or any other ownership interest in, (i) any Unrestricted Subsidiary, (ii) any Foreign Subsidiary with respect to which a pledge of such Foreign Subsidiary’s Equity Interests is prohibited by applicable law, (iii) voting Equity Interests of a directly owned Foreign Subsidiary of such Debtor in excess of 65% of all classes of capital stock of such directly owned Foreign Subsidiary of such Debtor entitled to vote and (iv) any of the outstanding Equity Interests of any indirectly owned Foreign Subsidiary of such Debtor;

(r) any leasehold interest in real property;

(s) any letter of credit rights;

(t) deposit accounts and cash and cash equivalents maintained in such deposit accounts, in each case, exclusively used for (i) payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Debtors employees and (ii) all taxes required to be collected or withheld (including, without limitation, federal and state withholding taxes (including the employer's share thereof), taxes owing to any governmental unit thereof, sales, use and excise taxes, customs duties, import duties and independent customs brokers' charges), other taxes or fiduciary funds for which a Debtor may become liable;

(u) interests in partnerships, joint ventures and non-wholly-owned Subsidiaries which cannot be pledged without the consent of one or more third parties; provided, however, that such security interest shall attach immediately at such time as the condition creating such consent right shall cease to apply and, to the extent severable, shall attach immediately to any portion of such interest that is not subject to such consent right, including any proceeds of such interest;

(v) any right, title or interest in any Collateral, to the extent (i) the granting of a security interest therein would result in adverse tax consequences as reasonably determined by the Borrower and Agent and (ii) the Debtors are prohibited from granting a security interest in, pledge of, or charge, mortgage or Lien upon any such Collateral by reason of (A) in the case of a contract, enforceable anti-assignment provisions in such contract, (B) with respect to any other property or assets, the terms of any contract (including any negative pledge provision) governing the purchase, financing or ownership of such assets or the triggering of any "change of control" or similar provision under such contract and (C) applicable law or regulation which such Debtor is subject to, in each case of clauses (A), (B) and (C) above, after giving effect to relevant provisions of the UCC and other applicable law;

(w) any United States intent-to-use Trademark application prior to the filing and the acceptance by the United States Patent and Trademark Office of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of such intent-to-use Trademark application under applicable United States federal law;

(x) any property or assets subject to Liens permitted by Section 6.02(o), (p) or (w) (to the extent such Lien permitted by clause (w) is of the type specified in Section 6.02(o) or (p)) of the Credit Agreement to third parties;

(y) vehicles, rolling stock and any other assets subject to certificates of title to the extent a perfected security interest in such assets cannot be obtained by the filing of a financing statement under the applicable Uniform Commercial Code; or

(z) any direct proceeds, substitutions or replacements of the foregoing, but only to the extent such proceeds, substitutions or replacements would otherwise qualify for exclusion under clauses (p) through (y) above.

Section 2.2 Debtor Remains Liable.  Notwithstanding anything to the contrary contained herein:  (a) each Debtor shall remain liable under the documentation included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed; (b) the exercise by the Agent of any of its rights or remedies hereunder shall not release any Debtor from any of its duties or obligations under such documentation; (c) the Agent shall not have any obligation under any of such documentation included in the Collateral by reason of this Agreement; and (d) the Agent shall not be obligated to perform any of the obligations of any Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

ARTICLE 3.

Representations and Warranties

To induce the Agent and the Lenders to enter into this Agreement and the Credit Agreement, as applicable, each Debtor represents and warrants to the Agent and the Lenders that:

Section 3.1 Location of Equipment, Fixtures and Inventory; Third Parties in Possession.  As of the date hereof, all of its equipment, fixtures and inventory (other than such property which is in transit, property under repair, containers for the collection of raw materials held by customers in the ordinary course of business and other property that has a book value in the aggregate which is less than $5,000,000) are located at the places specified in Schedule 3.1 for such Debtor.  Schedule 3.1 identifies the landlords or mortgagees, if any, of each of its locations identified in Schedule 3.1.  Except as identified on Schedule 3.1, as of the Effective Date, the Debtor does not own:  (i) any vessels documented under Chapter 121, Title 46, United States Code (the Ship Mortgage Act) or for which an application for documentation is pending nor (ii) any aircraft.

Section 3.2 Deposit, Commodity and Securities Accounts; Other Investment Property.  As of the date hereof, Schedule 3.2 identifies all deposit accounts, commodity accounts and securities accounts owned by Debtor and the institutions holding such accounts.  As of the date hereof, none of the Collateral consisting of interests in a partnership or limited liability company are evidenced by a certificate, except as set forth on Schedule 2.1(b), nor has any such interest been designated a “security” governed by the provisions of Article 8 of the UCC.

Section 3.3 Office Locations; Fictitious Names; Predecessor Companies; Tax and Organizational Identification Numbers.  As of the date hereof, each Debtor’s chief executive office and jurisdiction of organization are located at the place or places identified for it on Schedule 3.1 (if applicable, as modified in accordance with Section 4.4).  Within the last four completed calendar months prior to the date hereof each Debtor has not had any other chief executive office or jurisdiction of organization except as disclosed on Schedule 3.1.  Schedule 3.1 also sets forth as of the date hereof all other places where it keeps its books and records relating to the Collateral and all other locations where it has a place of business that conducts business that is material to the operations of the Debtors, taken as a whole.  It does not do business and has not done business during the past five completed calendar years prior to the date hereof under any name, trade-name or fictitious business name except as disclosed on Schedule 3.3.  Schedule 3.3 sets forth a list of all names of all of its predecessor companies including the names of any entities it acquired (by stock purchase, asset purchase, merger or otherwise) and the chief executive office and jurisdiction of organization of each such predecessor company and each jurisdiction in which any Collateral purchased from such companies was located at the time of purchase.  For purposes of the foregoing, a “predecessor company” shall mean, with respect to a Debtor, any entity whose assets or equity interests were acquired by the Debtor or who was merged with or into the Debtor, in each case, within the last four months prior to the date hereof.  Each Debtor is a registered organization and its United States Federal Income Tax identification number and organizational identification number are each identified on Schedule 3.3 (if applicable, as modified in accordance with Section 4.4).

Section 3.4 Intellectual Property.  Schedule 3.4 lists all Registered Intellectual Property owned by such Debtor in its own name on the date hereof, noting in each case the relevant registration, application or serial number and the jurisdiction of registration or application.  Schedule 3.4 lists all Intellectual Property Licenses pursuant to which such Debtor is granted any exclusive right under any Registered Intellectual Property, noting in each case the title of each Intellectual Property License, the counterparty to such Intellectual Property License and the date of such Intellectual Property License.  Except as could not reasonably be expected to result in a Material Adverse Effect, (a) each Debtor owns or has the right to use all Intellectual Property that is necessary to its business as currently conducted or as proposed to be conducted, free of all Liens, except for Liens permitted by Section 6.02 of the Credit Agreement and (b) to the knowledge of such Debtor, the use of such Intellectual Property by such Debtor does not Infringe upon the rights of any other Person.  On the date hereof, to the knowledge of such Debtor, all material Registered Intellectual Property owned or exclusively licensed by such Debtor is valid, unexpired and enforceable, and is not being Infringed by any other Person.  On the date hereof, to the knowledge of such Debtor, no holding, decision or judgment has been rendered by any Governmental Authority or arbitrator which would limit, cancel or challenge the validity, enforceability, ownership or use of, or such Debtor’s rights in, any Intellectual Property owned by such Debtor in any respect, and such Debtor knows of no valid basis for the same, in each case that could reasonably be expected to result in a Material Adverse Effect. On the date hereof, to the knowledge of such Debtor, no action or proceeding is pending, threatened, or imminent seeking to limit, cancel or challenge the validity, enforceability, ownership or use of any Intellectual Property or such Debtor’s interest therein, which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect.

Section 3.5 Perfected Security Interests.  (a)  Subject to the limitations set forth in clause (b) of this Section 3.5, the security interests granted pursuant to this Agreement (i) will constitute valid perfected security interests in the Collateral (with respect to perfection, as to which perfection may be obtained by the filing or other actions described in this Section 3.5(a)) in favor of the Agent, for the ratable benefit of the Secured Parties, as collateral security for the Obligations, upon (A) the filing of financing statements naming each Debtor as debtor and the Agent as secured party and describing the Collateral in the applicable filing offices; (B) in the case of instruments and certificated securities, upon the earlier of the delivery thereof to the Agent and the filing of the financing statements referred to in clause (A), and/or (C) in the case of Registered Intellectual Property included in the Collateral, the completion of the filing, registration and recording of fully executed Patent Security Agreements, Trademark Security Agreements and Copyright Security Agreements, as the case may be, (x) with respect to Patents and Trademarks, in the United States Patent and Trademark Office within the three-month period commencing as of the date hereof or, in the case of Patents or Trademarks acquired after the date hereof, within the three-month period commencing as of the date of such acquisition and (y) with respect to Copyrights, in the United States Copyright Office within the one-month period commencing as of the date hereof or, in the case of Copyrights acquired after the date hereof, within the one-month period commencing as of the date of such acquisition, and (z) otherwise as may be required pursuant to the laws of any other jurisdiction to the extent that a security interest may be perfected by such filings, registrations and recordings, and (ii) are prior to all other Liens on the Collateral other than Liens permitted by Section 6.02 of the Credit Agreement.

(b) Notwithstanding anything to the contrary herein, no Debtor shall be required to perfect the security interests created hereby by any means other than (i) filings pursuant to the Uniform Commercial Codes of the relevant States of such Debtors, (ii) filings with United States’ governmental offices with respect to Registered Intellectual Property and (iii) in the case of Collateral that constitutes instruments, certificated securities or negotiable documents, possession by the Agent in the United States; provided that (x) a foreign pledge or security agreement may be required, in the reasonable discretion of the Agent, in the case of a material Investment by any Debtor where United States law (or the law of any applicable State or instrumentality thereof) would not recognize a perfected lien on such Investment or the assets or interests of any Debtor relating thereto and (y) any commercial tort claim of a Debtor where the amount in controversy is equal to or exceeds $5,000,000 shall be required to be perfected.

Section 3.6 Commercial Tort Claims.  As of the date hereof, Schedule 2.1(b) identifies all of its commercial tort claims where the amount in controversy is equal to or exceeds $5,000,000.

ARTICLE 4.

Covenants

Each Debtor covenants and agrees with the Agent that until the Obligations are Fully Satisfied in accordance with terms and provisions of the Credit Agreement:

Section 4.1 Accounts; Modifications.  It shall, in accordance with its customary business practices, endeavor to collect or cause to be collected, as and when due, any and all amounts owing under its accounts and payment intangibles.  During the existence and continuance of an Event of Default, the Debtor shall not, after written notice from the Agent under this sentence unless the Agent otherwise consents, do any of the following outside the ordinary course of business:  (a) grant any extension of time for any payment with respect to any of its accounts or payment intangibles beyond 120 days after such payment’s due date; (b) compromise, compound, or settle any of its accounts or payment intangibles for less than the full amount thereof; (c) release, in whole or in part, any Person liable for payment of any of its accounts or payment intangibles; (d) allow any credit or discount for payment with respect to any of its accounts or payment intangibles other than trade or other customary discounts granted in the ordinary course of business; or (e) release any Lien, guaranty or other supporting obligation securing any of its accounts or payment intangibles unless the amounts secured thereby have been paid.

Section 4.2 Further Assurances; Exceptions to Perfection.  Subject to Section 3.5(b) and Section 5.10 of the Credit Agreement, at any time and from time to time, upon the reasonable request of the Agent, and at the Debtor’s sole expense, each Debtor shall, promptly execute and deliver all such further documentation and take such further action as the Agent may reasonably deem necessary or appropriate to preserve, perfect and protect its security interest in the Collateral and carry out the provisions and purposes of this Agreement and to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral.  In furtherance of the foregoing, each Debtor hereby authorizes the Agent to file, in the offices of the appropriate governmental unit or units, financing statements naming it as debtor and the Agent as secured party, in substantially the form attached as Exhibit C, and in the case of United States Registered Intellectual Property included in the Collateral, Intellectual Property Security Agreements substantially in the form of Annex A, in each case as the Agent may reasonably deem appropriate.

(a) Specific Required Actions.

Without limiting the generality of the foregoing provisions of this Section 4.2, each Debtor shall:

i. execute and deliver short form Intellectual Property Security Agreements substantially in the form of Annex A, as applicable, describing all its Registered Intellectual Property included in the Collateral; and

ii. execute and deliver to the Agent such other documentation as the Agent may reasonably require to perfect, protect and maintain the validity, effectiveness and priority of the Liens intended to be created by this Agreement.

(b) Exceptions to Perfection.  Notwithstanding anything to the contrary contained herein, if no Event of Default exists:

i. a Debtor may retain for collection checks representing proceeds of accounts received in the ordinary course of business;

ii. a Debtor may retain any money received or held in the ordinary course of business;

iii. a Debtor may retain and utilize all dividends and interest paid in respect to any of the Pledged Shares or any other investment property;

iv. a Debtor may retain any documents received and further negotiated; and

v. a Debtor shall not be required to:

(A) obtain and deliver to the Agent any waivers, subordinations or acknowledgments from any third party who has possession or control of any Collateral, including any agent, landlord, warehousemen, shipper, consignee, processor or bailee; or

(B) deliver to the Agent any instruments unless the aggregate amount payable under all such instruments which have not been delivered to the Agent exceeds $2,500,000, in which event only the instruments which cause the aggregate amount payable to exceed the $2,500,000 amount shall be delivered to the Agent;

If an Event of Default occurs and is continuing and the Agent requests, then, subject to Section 3.5(b) and Section 5.10 of the Credit Agreement, the Debtors shall take such action as the Agent may reasonably request to perfect and protect the security interests of the Agent in all of the Collateral including any of the Collateral described in clauses (A) and (B) above, including the following actions:  (i) the delivery to the Agent of all Collateral the possession of which is necessary to perfect the security interest of the Agent therein and (ii)  any other of the actions described in clauses (A) and (B) above.  Each Debtor agrees that if any proceeds of any Collateral (including payments made in respect of accounts or payment intangibles) shall be received by it after the Agent’s request under this paragraph, it shall promptly deliver such proceeds to the Agent with any necessary endorsements, and until such proceeds are delivered to the Agent, such proceeds shall be held in trust by it for the benefit of the Agent and shall not be commingled with any other funds or property of it.

Section 4.3 Third Parties in Possession of Collateral.  Except as otherwise permitted by Section 4.2, Debtor shall not permit any third Person (including any warehouseman, bailee, agent, consignee or processor) to hold any Collateral (other than Collateral in transit, Collateral under repair, containers for the collection of raw materials held by customers in the ordinary course of business and other Collateral that has a book value in the aggregate which is less than $5,000,000), unless it shall:  (a) notify such third Person of the security interests created hereby; (b) instruct such Person to hold all such Collateral for the Agent’s account subject to the Agent’s instructions; and (c) take all other actions the Agent reasonably deems necessary to perfect and protect its and the Debtor’s interests in such Collateral pursuant to the requirements of the Uniform Commercial Code of the applicable jurisdiction where the warehouseman, bailee, consignee, agent, processor or other third Person is located (including, in the case of a consignee, the filing of a financing statement in the proper jurisdiction naming the applicable third Person as debtor and it as secured party and notifying the third Person’s secured lenders of its interest in such Collateral before the third Person receives possession of the Collateral in question).

Section 4.4 Corporate Changes.  Each Debtor will furnish to the Agent prompt written notice of any change (i) in its legal name, (ii) in its jurisdiction of incorporation or organization, (iii) in its identity or type of organization or corporate structure or (iv) in its Federal Taxpayer Identification Number or organizational identification number.  Each Debtor agrees promptly to provide the Agent with certified organization documents reflecting any of the changes described in the first sentence of this paragraph.  Each Debtor agrees to take (and hereby authorizes the Agent to take) all action reasonably deemed necessary by the Agent to protect the Agent’s security interest in all the Collateral having at least the priority described in Section 3.5(a) and required by the terms and provisions of the Credit Agreement.

Section 4.5 Equipment, Fixtures and Inventory; Third Parties in Possession.  Each Debtor shall keep all its equipment, fixtures and inventory (other than such property which is in transit, under repair, containers for the collection of raw materials held by customers in the ordinary course of business or has an aggregate book value that is less than $5,000,000) within the United States of America, unless all action required to perfect and protect the Agent’s security interest in such Collateral with the priority required by the Credit Agreement shall have been taken.  It shall notify the Agent if it acquires after the date hereof any vessel subject to the Ship Mortgage Act of 1920 or any aircraft and shall take all action reasonably deemed necessary or desirable by the Agent to create, perfect and protect its interest in such Collateral with the priority required by the Credit Agreement.

Section 4.6 Warehouse Receipts Non Negotiable.  Each Debtor agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued in respect of any portion of the Collateral, such warehouse receipt or receipt in the nature thereof shall not be negotiable unless such warehouse receipt or receipt in the nature thereof is delivered to the Agent or unless the aggregate book value of all Collateral covered by negotiable warehouse receipts does not exceed $2,500,000, in which event only the negotiable warehouse receipts in respect of Collateral with an aggregate book value in excess of $2,500,000 shall be delivered to the Agent.

Section 4.7 Voting Rights; Distributions, etc.  So long as no Event of Default exists each Debtor shall be entitled to exercise any and all voting and other consensual rights (including the right to give consents, waivers and notifications) pertaining to any of the Pledged Shares or any other investment property; provided, however, that no vote shall be cast or consent, waiver or ratification given or action taken without the prior written consent of the Agent which would violate any provision of this Agreement or any other Loan Document.

Section 4.8 Additional Investment Property and Instruments.  Each Debtor agrees that it will:  (a) not permit any Restricted Subsidiary to issue any Equity Interests, any notes or other securities or instruments in addition to or in substitution for any of the Collateral unless permitted by or not prohibited by the Credit Agreement; and (b) promptly deliver to the Agent an amendment hereto, duly executed by it, in substantially the form of Exhibit A (an “Amendment”), in respect of any and all Equity Interests (including any of the same received from a Restricted Subsidiary created, acquired or designated after the date hereof; provided that a Debtor shall not be required to pledge more than 65% of the total combined voting power of (i) any Foreign Subsidiary or (ii) any Domestic Subsidiary with substantially all of its assets comprised of the equity of one or more direct or indirect Foreign Subsidiaries) and notes or other securities or instruments, together with all certificates evidencing such Equity Interests, and subject to the terms of Section 4.2(b)(v)(B), all such notes or other instruments representing or evidencing the same.  It hereby (a) authorizes the Agent to attach each Amendment to this Agreement and (b) agrees that all such Equity Interests, notes or other securities or instruments listed on any Amendment delivered to the Agent shall for all purposes hereunder constitute Collateral.  If any of the Collateral consists of interests in a partnership or limited liability company, it shall not permit such interest to become a “security” governed by the provisions of

Article 8 of the UCC unless, at the time such interest is pledged hereunder, such interest is already a “security” governed by the provisions of Article 8 of the UCC.

Section 4.9 Intellectual Property Covenants.

(a) Whenever such Debtor shall acquire or file an application for any Registered Intellectual Property included in the Collateral or obtain rights thereto or becomes entitled to the benefit of any Registered Intellectual Property, it shall give to Agent prompt written notice thereof describing any such new Registered Intellectual Property, and upon the reasonable request of the Agent, shall promptly execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Agent may request to evidence the Agent’s and the Lenders’ security interest in any such Registered Intellectual Property, including forms substantially in the form of Annex A, as applicable.

(b) Such Debtor shall:  (i) take reasonable and necessary steps to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Registered Intellectual Property owned by such Debtor; (ii) file applications to register all new material Copyrights, Patents and Trademarks owned by such Debtor as such Debtor may reasonably deem appropriate; (iii) preserve and maintain all rights in all material Intellectual Property owned by such Debtor; and (iv) use commercially reasonable efforts to obtain any consents, waivers or agreements necessary to enable Agent to exercise its remedies under this Agreement with respect to the Intellectual Property owned by such Debtor; provided that in the case of clauses (i), (ii) and (iii), such covenants shall not apply if such Debtor has determined in its reasonable business judgment that such material Registered Intellectual Property, Copyrights, Patents, Trademarks or Intellectual Property, as the case may be, are no longer necessary for or desirable in the conduct of such Debtor’s business.

(c) Such Debtor will not do any act that knowingly uses any Intellectual Property to knowingly Infringe the Intellectual Property rights of any other Person.

(d) In the event that such Debtor knows that any material Intellectual Property owned by such Debtor is Infringed by a third party, such Debtor shall (i) take such actions as such Debtor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property (including, where appropriate in Debtor’s reasonable business judgment, suing for Infringement and/or seeking injunctive relief) and (ii) promptly notify the Agent after it obtains knowledge of such Infringement.

(e) Such Debtor will promptly notify the Agent and the Lenders if it knows, or has reason to know, that any Registered Intellectual Property owned by such Debtor may become forfeited, abandoned or dedicated to the public, or of any adverse determination by any Governmental Authority regarding such Debtor’s rights in, or the validity, enforceability, ownership or use of, any Registered Intellectual Property owned by such Debtor, including, without limitation, such Debtor’s right to register or to maintain the same, unless (in any case) such Debtor has determined in its reasonable business judgment that the right to register or the maintenance of such Registered Intellectual Property is no longer necessary for or desirable in the conduct of such Debtor’s business.

Section 4.10 Deposit, Commodity and Security Accounts.  Promptly upon opening any new deposit account, commodity account or securities account other than the accounts identified on Schedule 3.2 each Debtor shall have given the Agent notice thereof.

Section 4.11 Chattel Paper and Letters of Credit.  Upon the Agent’s reasonable request, it will place a legend on any chattel paper indicating that Agent has a security interest in the chattel paper.

Section 4.12 Commercial Tort Claims.  Each Debtor will promptly give notice to the Agent of any commercial tort claim where the amount in controversy is equal to or exceeds $5,000,000 and will amend Schedule 2.1(b) hereto and otherwise grant to the Agent a perfected security interest in any such commercial tort claim that arises after the date hereof.

Section 4.13 Timing of Actions and Deliverables.  Notwithstanding anything to the contrary herein, all actions and deliverables required under this Agreement shall be deemed taken or delivered “promptly” if such actions or deliverables are taken or delivered upon the later of (i) the next delivery date of the financials contemplated by Section 5.01(a) and 5.01(b) of the Credit Agreement and (ii) the date expressly requested by the Administrative Agent acting in its reasonable discretion.

ARTICLE 5.

Rights of the Agent

Section 5.1 POWER OF ATTORNEY.  EACH DEBTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE AGENT AND ANY OFFICER OR AGENT THEREOF, WITH FULL POWER OF SUBSTITUTION, AS ITS TRUE AND LAWFUL ATTORNEY IN FACT WITH FULL IRREVOCABLE POWER AND AUTHORITY IN THE NAME OF SUCH DEBTOR OR IN ITS OWN NAME, TO TAKE, ANY AND ALL ACTIONS AND TO EXECUTE ANY AND ALL DOCUMENTATION WHICH THE AGENT AT ANY TIME WHEN AN EVENT OF DEFAULT EXISTS AND IS CONTINUING DEEMS NECESSARY OR DESIRABLE TO ACCOMPLISH THE PURPOSES OF THIS AGREEMENT AND, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IT HEREBY GIVES THE AGENT THE POWER AND RIGHT ON ITS BEHALF AND IN AGENT’S OWN NAME TO DO ANY OF THE FOLLOWING WHEN AN EVENT OF DEFAULT EXISTS AND IS CONTINUING, WITH NOTICE TO BORROWER BUT WITHOUT THE CONSENT OF ANY DEBTOR:

(a) to demand, sue for, collect or receive, in the applicable Debtor’s name or in Agent’s own name, any money or property at any time payable or receivable on account of or in exchange for any of the Collateral and, in connection therewith, endorse checks, notes, drafts, acceptances, money orders, documents or any other instruments for the payment of money under the Collateral or any policy of insurance;

(b) to pay or discharge taxes, Liens or other encumbrances levied or placed on or threatened against the Collateral;

(c) (i) to direct account debtors and any other parties obligated on the Collateral to make payment of any and all monies due and to become due thereunder directly to, or otherwise render performance to or for the benefit of, the Agent or as the Agent shall direct; (ii) to receive payment of and receipt for any and all monies, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral; (iii) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, proxies, stock powers, verifications and notices in connection with the Collateral; (iv) to commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral (including any Liens or any supporting obligation securing or supporting the payment thereof); (v) to defend any suit, action or proceeding brought against it with respect to any Collateral; (vi) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Agent may deem appropriate; (vii) to exchange any of the Collateral for other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms as the Agent may determine; (viii) to add or release any guarantor, endorser, surety or other party to any of the Collateral; (ix) to renew, extend or otherwise change the terms and conditions of any of the Collateral; (x) to grant or issue any exclusive or nonexclusive license under or with respect to any of the Intellectual Property included in the Collateral (subject to the rights of any Person under pre-existing Intellectual Property Licenses or other agreements); (xi) to endorse its name on all applications and other documentation necessary or desirable in order for the Agent to use any of the Intellectual Property included in the Collateral; (xii) to make, settle, compromise or adjust any claims under or pertaining to any of the Collateral (including claims under any policy of insurance); and (xiii)  to sell, transfer, pledge, convey, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Agent were the absolute owner thereof for all purposes, and to do, at the Agent’s option and the Debtors’ expense, at any time, or from time to time, all acts and things which the Agent deems necessary to protect, preserve, maintain, or realize upon the Collateral and the Agent’s security interest therein.

THIS POWER OF ATTORNEY IS A POWER COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH SECTION 7.10.  The Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Agent in this Agreement, and shall not be liable for any failure to do so or any delay in doing so.  Neither the Agent nor any Person designated by the Agent shall be liable for any act or omission or for any error of judgment or any mistake of fact or law, except any of the same resulting from its or their gross negligence or willful misconduct or material breach of its obligations under the Loan Documents.  This power of attorney is conferred on the Agent solely to protect, preserve, maintain and realize upon its security interest in the Collateral.  The Agent shall not be responsible for any decline in the value of the Collateral and shall not be required to take any steps to preserve rights against prior parties or to protect, preserve or maintain any Lien or supporting obligation given to secure the Collateral.

Section 5.2 Possession; Reasonable Care.  The Agent may, from time to time, in its sole discretion, appoint one or more agents to hold physical custody, for the account of the Agent, of any or all of the Collateral that the Agent has a right to possess.  The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Agent accords its own property, it being understood that the Agent shall not have any responsibility for:  (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Agent has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral.

ARTICLE 6.

Default

Section 6.1 Rights and Remedies.  If an Event of Default exists and is continuing, the Agent shall have the following rights and remedies:

(a) In addition to all other rights and remedies granted to the Agent in this Agreement (including those set forth in Article 5 hereof) or in any other Loan Document or by applicable law, the Agent shall have all of the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral).  Without limiting the generality of the foregoing, the Agent may:  (i) without demand or notice to any Debtor, collect, receive or take possession of the Collateral or any part thereof and for that purpose the Agent may (subject to the rights of third parties with respect thereto) enter upon any premises on which the Collateral is located and remove the Collateral therefrom or render it inoperable and in the event the Agent seeks to take possession of any or all of the Collateral by judicial process, each Debtor hereby irrevocably waives any bonds and any surety or security relating thereto that may be required by applicable law as an incident to such possession, and waives any demand for possession prior to the commencement of any such suit or action; (ii) apply the balance of Debtor’s deposit account held at the Agent to Debtor’s Obligation owed to the Agent in its capacity as a Lender; and/or (iii) sell, lease or otherwise dispose of the Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at the Agent’s offices or elsewhere, for cash, on credit or for future delivery, on an “as is” and “with all faults” basis, with a disclaimer of all warranties (including warranties of title, possession, quiet enjoyment and the like and all warranties of merchantability and fitness) and upon such other terms as the Agent may deem commercially reasonable or otherwise as may be permitted by law.  Neither the Agent nor any Secured Party shall have any obligation to clean–up or otherwise prepare the Collateral for sale if the Agent determines that it is not beneficial to do so or if its costs to do so outweigh the benefits expected to be received thereby.  The Agent shall have the right at any public sale or sales, and, to the extent permitted by applicable law, at any private sale or sales, to bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) and become a purchaser of the Collateral or any part thereof.  Upon the reasonable request of the Agent, each Debtor shall within ten (10) days (or within such longer number of days as the Agent may approve):  (i) assemble its Collateral and (ii) make it available to the Agent at any place or places designated by the Agent that are reasonably convenient to it and the Agent.  Each Debtor agrees that the Agent shall not be obligated to give more than ten (10) days prior written notice of the time and place of any public sale or of the time after which any private sale may take place and that such notice shall constitute reasonable notice of such matters; provided that no such notice shall be required with respect to any Collateral that is perishable, that threatens to decline speedily in value or is a type customarily sold on the recognized market.  The Agent shall not be obligated to make any sale of Collateral if it shall determine not to do so, regardless of the fact that notice of sale of Collateral may have been given.  The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.  Each Debtor shall be liable for all reasonable expenses of retaking, holding, preparing for sale or the like, and all reasonable attorneys’ fees, legal expenses and other costs and expenses incurred by the Agent in connection with the collection of its Obligations and the enforcement of the Agent’s rights under this Agreement and arising as a result hereof (in each case, subject to the limitations set forth in the Credit Agreement).  Each Debtor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral applied to its Obligations are insufficient to Fully Satisfy the Obligations in accordance with the terms and provisions of the Credit Agreement.  The Agent may apply the Collateral against the Obligations as provided in the Credit Agreement and when applying the Collateral against the Obligations, unless otherwise provided in the Credit Agreement, any Obligations which are purchase money obligations or represent proceeds of loans utilized to acquire the Collateral shall be deemed to be paid last.  Each Debtor waives all rights of marshalling, valuation and appraisal in respect of the Collateral.  Any proceeds received or held by the Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral may, in the discretion of the Agent, be held by the Agent as collateral for, and then or at any time thereafter applied in whole or in part by the Agent against, the Obligations in the order permitted by the Credit Agreement.  Any surplus of such proceeds and interest accrued thereon, if any, held by the Agent and remaining after the Obligations have been Fully Satisfied in accordance with the terms and provisions of the Credit Agreement shall be promptly paid over to the Debtor entitled thereto or to whomsoever may be lawfully entitled to receive such surplus.  The Agent shall have no obligation to invest or otherwise pay interest on any amounts held by it in connection with or pursuant to this Agreement.

(b) The Agent may cause any or all of the Collateral held by it to be transferred into the name of the Agent or the name or names of the Agent’s nominee or nominees.

(c) The Agent may exercise any and all of the rights and remedies of any Debtor under or in respect of the Collateral, including any and all rights to demand or otherwise require payment of any amount under, or performance of any provision of, any of the Collateral and any and all voting rights and corporate powers in respect of the Collateral.  Each Debtor shall execute and deliver (or cause to be executed and delivered) to the Agent all such proxies and other documentation as the Agent may reasonably request for the purpose of enabling the Agent to exercise the voting and other rights which it is entitled to exercise pursuant to this clause (c) and to receive the dividends, interest and other amounts which it is entitled to receive hereunder.

(d) The Agent may collect or receive all money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so.

(e) On any sale of the Collateral, the Agent is hereby authorized to comply with any limitation or restriction with which compliance is necessary, in the view of the Agent’s counsel, in order to avoid any violation of applicable law or in order to obtain any required approval of the purchaser or purchasers by any applicable governmental unit.  Such compliance will not be considered to adversely affect the commercial reasonableness of any sale of any Collateral.

(f) For purposes of enabling the Agent to exercise its rights and remedies under this Section 6.1 and enabling the Agent and its successors and permitted assigns to enjoy the full benefits of the Collateral in each case as the Agent shall be entitled to exercise its rights and remedies under this Section 6.1, each Debtor hereby grants to the Agent a nonexclusive license (exercisable solely during the continuance of any Event of Default and without payment of royalty or other compensation to it) to use, assign, license or sublicense any of its Intellectual Property included in the Collateral (subject to the rights of any Person under pre-existing Intellectual Property Licenses or other agreements), including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and all computer programs used for the completion or printout thereof and further including in such license such rights of quality control and inspection as are reasonably necessary to prevent the Trademarks included in such license from claims of invalidation.  This license shall also inure to the benefit of all successors and permitted assigns and transferees of the Agent.

(g) If Agent sells any of the Collateral of a Debtor on credit, such Debtor will be credited only with payments actually made by the purchaser, received by Agent and applied to the indebtedness of the purchaser.  In the event the purchaser fails to pay for the Collateral, Agent may resell the Collateral and the applicable Debtor shall be credited with the proceeds of the sale.

Section 6.2 Private Sales.  Each Debtor recognizes that the Agent may be unable to effect a public sale of any or all of the Collateral by reason of certain prohibitions contained in the laws of any jurisdiction outside the United States or in the Securities Act of 1933, as amended from time to time (the “Securities Act”) and applicable state securities laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral for their own account for investment and not with a view to the distribution or resale thereof.  Each Debtor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall, to the extent permitted by law, be deemed to have been made in a commercially reasonable manner.  Neither the Agent nor any Secured Party shall be under any obligation to delay a sale of any of the Collateral for the period of time necessary to permit the issuer of such securities to register such securities under the laws of any jurisdiction outside the United States, under the Securities Act or under any applicable state securities laws, even if such issuer would agree to do so.  Each Debtor further agrees to do or cause to be done, to the extent that it may do so under applicable law, all such other reasonable acts and things as may be necessary to make such sales or resales of any portion or all of the Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental units, domestic or foreign, having jurisdiction over any such sale or sales, all at the Debtors’ expense.

Section 6.3 Standards for Exercising Remedies.  To the extent that applicable law imposes duties on Agent to exercise remedies in a commercially reasonable manner, each Debtor acknowledges and agrees that it is not commercially unreasonable for Agent:  (a) to fail to incur expenses reasonably deemed significant by Agent to prepare any Collateral for disposition or otherwise to complete raw material for work-in-process into finished goods or other finished products for disposition; (b) except as required by applicable law, to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of the Collateral to be collected or disposed of; (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to remove liens on or any adverse claims against the Collateral; (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists; (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature; (f) to contact other persons, whether or not in the same business as Debtor, for expressions of interest in acquiring all or any portion of the Collateral; (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature; (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral, that have the reasonable capability of doing so, and that match buyers and sellers of assets; (i) to dispose of assets in wholesale rather than retail markets; (j) to disclaim disposition warranties; (k) to purchase insurance or credit enhancements to insure Agent against risks of loss, collection or disposition of Collateral or to provide Agent a guaranteed return from the collection or disposition of Collateral; (l) to the extent deemed appropriate by Agent, to obtain the services of brokers, investment bankers, consultants and other professionals (including Agent and its affiliates) to assist Agent in the collection or disposition of any of the Collateral; or (m) to comply with any applicable state or federal law requirement in connection with the disposition or collection of the Collateral.  Each Debtor acknowledges that this Section 6.3 is intended to provide non-exhaustive indications of what actions or omissions by Agent would not be commercially unreasonable in Agent’s exercise of remedies against the Collateral and that other actions or omissions by Agent shall not be deemed commercially unreasonable solely by not being included in this Section 6.3.  Without limitation upon the foregoing, nothing contained in this Section 6.3 shall be construed to grant any rights to any Debtor or to impose any duties upon Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 6.3.

ARTICLE 7.

Miscellaneous

Section 7.1 No Waiver; Cumulative Remedies.  No failure on the part of the Agent to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.  The rights and remedies provided for in this Agreement are cumulative and not exclusive of any rights and remedies provided by law or the other Loan Documents.

Section 7.2 Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of each Debtor, the Agent, the Secured Parties and respective successors and permitted assigns, except that no Debtor may assign any of its rights or obligations under this Agreement without the prior written consent of the Lenders and Agent may not appoint a successor Agent except in accordance with the Credit Agreement.

Section 7.3 AMENDMENT; ENTIRE AGREEMENT.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.  Except as contemplated by the execution and delivery of a Subsidiary Joinder Agreement or an Amendment (which only needs to be signed by the party thereto), the provisions of this Agreement may be amended or waived only by an instrument in writing signed by the parties hereto (with the consent of and the number of Lenders required by the Credit Agreement).

Section 7.4 Notices.  All notices and other communications provided for in this Agreement shall be given or made in accordance with the Credit Agreement and if to any Debtor, at the address for notices of the Borrower set forth therein.

Section 7.5 Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 7.6 Headings.  The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

Section 7.7 Survival of Representations and Warranties.  All representations, warranties and certifications made in this Agreement or in any documentation delivered pursuant hereto shall survive the execution and delivery of this Agreement, and no investigation by the Agent shall affect the representations, warranties and certifications or the right of the Agent or any Secured Party to rely upon them.

Section 7.8 Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or email or other electronic means (including a “.pdf” or “.tif” file) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 7.9 Severability.  Any provision of this Agreement which is determined by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 7.10 Termination.  Upon the effectiveness of the authorization for release set forth in Section 9.10 of the Credit Agreement, the security interests created hereby shall terminate automatically and the Agent shall, upon the written request of any Debtor, execute and deliver to the Debtors proper documentation acknowledging the release and termination of the security interests created by this Agreement, and shall duly assign and deliver to each Debtor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Agent and has not previously been sold or otherwise applied pursuant to this Agreement.

Section 7.11 Obligations Absolute.  All rights and remedies of the Agent hereunder, and all obligations of each Debtor hereunder, shall be absolute and unconditional irrespective of:  (a) any lack of validity or enforceability of any of the Loan Documents; (b) any change in the time, manner, or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any of the Loan Documents; (c) any exchange, release, or nonperfection of any Collateral, or any release or amendment or waiver of or consent to any departure from any guarantee or other supporting obligation, for all or any of the Obligations; or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, a third party pledgor or surety other than the Full Satisfaction of the Obligations in accordance with the terms and provisions of the Credit Agreement.

[SIGNATURE PAGES BEGIN ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

DEBTORS:

DARLING INTERNATIONAL INC.
By
By:	/s/ John O. Muse
	Name:	John O. Muse
	Title:	Executive Vice President, Finance and Administration

GRIFFIN INDUSTRIES, INC.
By
By:	/s/ John O. Muse
	Name:	John O. Muse
	Title:	Executive Vice President, Finance and Administration

DARLING INTERNATIONAL LLC
By
By:	/s/ John O. Muse
	Name:	John O. Muse
	Title:	Executive Vice President, Finance and Administration

CRAIG PROTEIN DIVISION, INC.
By
By:	/s/ John O. Muse
	Name:	John O. Muse
	Title:	Executive Vice President, Finance and Administration

SIGNATURE PAGE TO SECURITY AGREEMENT

AGENT: JPMORGAN CHASE BANK, N.A.,
as Agent for the Secured Parties
By:	/s/ Laura F. Simmons

SIGNATURE PAGE TO SECURITY AGREEMENT

EXHIBIT A

TO

SECURITY AGREEMENT

FORM OF AMENDMENT

This Amendment, dated _______________, _____, is delivered pursuant to Section 4.8 of the Security Agreement (as herein defined) referred to below.  The undersigned hereby agrees that this Amendment may be attached to the Security Agreement dated as of December [  ], 2010 among the undersigned, certain of its affiliates and JPMorgan Chase Bank, N.A., as agent for the ratable benefit of the Secured Parties referred to therein (the “Security Agreement”), and that the Equity Interests, notes or other instruments listed on Schedule 1 annexed hereto shall be and become part of the Collateral referred to in the Security Agreement and shall secure payment and performance of all of the undersigned’s Obligations as provided in the Security Agreement.

Capitalized terms used herein but not defined herein shall have the meanings therefor provided in the Security Agreement.

By:
Name
Title

Exhibit A to Security Agreement, Solo Page

Schedule 1
to
Security Agreement Amendment

A.	Equity Interests

Equity Issuer	Class of Stock or Type of Equity	Stock Certificate No(s).	Par Value	Number of Shares or Units	Percentage of Total Ownership Interest

B.	Notes and Other Instruments

Schedule 1 to Security Agreement Amendment

SUBSIDIARY JOINDER AGREEMENT

This SUBSIDIARY JOINDER AGREEMENT (the “Agreement”) dated as of ____________________, ____ is executed by the undersigned (the “Debtor”) for the benefit of JPMORGAN CHASE BANK, N.A., in its capacity as agent for the lenders party to the hereafter identified Credit Agreement and the other secured parties (in such capacity herein, the “Agent”) and for the benefit of such lenders and other secured parties in connection with that certain Credit Agreement dated as of December 17, 2010 among the Agent, DARLING INTERNATIONAL INC. (the “Borrower), the other agents party thereto and  the Lenders party thereto (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”, and capitalized terms not otherwise defined herein being used herein as defined in the Credit Agreement).

The Debtor is a newly formed, established or acquired Restricted Subsidiary and is required to execute this Agreement pursuant to the terms of the Credit Agreement.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Debtor hereby agrees as follows:

The Debtor assumes all the obligations of a “Debtor” under the Security Agreement and agrees that from and after the date hereof it is a “Debtor” and bound as a “Debtor” under the terms of the Security Agreement as if a direct signatory thereto.  In furtherance of the foregoing, the Debtor hereby pledges and grants to Agent a security interest in all of its right, title and interest in and to Debtor’s Collateral (as defined in the Security Agreement) to secure its Obligations (as defined in the Security Agreement) under the terms of the Security Agreement.

Schedules 2.1(a), 2.1(b), 2.1(c), 2.1(d), 3.1, 3.2, 3.3 and 3.4 of the Security Agreement are hereby amended to add the information relating to Debtor set out on Schedules 2.1(a), 2.1(b), 2.1(c), 2.1(d), 3.1, 3.2, 3.3 and 3.4 hereof.  The Debtor hereby confirms that the representations and warranties set forth in Article 3 of the Security Agreement applicable to it and its Collateral and the representations and warranties set forth in the Credit Agreement applicable to it are true and correct in all material respects after giving effect to such amendment to the Schedules with the phrases “as of the date hereof” or “as of the Effective Date” or similar phrases as used therein meaning the date of this Agreement.

In furtherance of its obligations under Section 4.2 of the Security Agreement but subject to the exceptions set forth therein, Debtor authorized the filing of such UCC financing statements naming it as debtor, the Agent as secured party and describing its Collateral and such other documentation (including Intellectual Property Security Agreements substantially in the form of Annex A to the Security Agreement) as the Agent may require to evidence, protect and perfect the Liens created by the Security Agreement as modified hereby.

The Debtor hereby assumes all the obligations of a “Guarantor” under the Guaranty Agreement and agrees that from and after the date hereof it is a “Guarantor” and bound as a “Guarantor” under the terms of the Guaranty Agreement as if it had been an original signatory thereto.  In accordance with the forgoing and for valuable consideration, the receipt and

Subsidiary Joinder Agreement – Page 1

adequacy of which are hereby acknowledged, Debtor irrevocably and unconditionally guarantees to the Agent and the Lenders the full and prompt payment and performance of the Guaranteed Indebtedness (as defined in the Guaranty Agreement) upon the terms and conditions set forth in the Guaranty Agreement.

This Agreement shall be deemed to be part of, and a modification to, the Security Agreement and the Guaranty Agreement and shall be governed by all the terms and provisions of the Security Agreement and the Guaranty Agreement, which terms are incorporated herein by reference, are ratified and confirmed and shall continue in full force and effect as valid and binding agreements of the Debtor enforceable against the Debtor.  The Debtor hereby waives notice of the Agent’s or any Lender’s acceptance of this Agreement.

IN WITNESS WHEREOF, the Debtor has executed this Agreement as of the day and year first written above.

Debtor:

By:
Name:
Title:

Subsidiary Joinder Agreement – Page 2

INDEX OF SCHEDULES, EXHIBITS AND ANNEXES

Schedule 2.1(a)	–	Chattel Paper, Promissory Notes and Letters of Credit
Schedule 2.1(b)	–	Commercial Tort Claims
Schedule 2.1(c)	–	Pledged Shares – Domestic Subsidiaries
Schedule 2.1(d)	–	Pledged Shares – Foreign Subsidiaries
Schedule 3.1	–	Locations
Schedule 3.2	–	Deposit, Commodity and Security Accounts
Schedule 3.3	–	Trade and Other Names; Tax I.D. Number
Schedule 3.4	–	Intellectual Property

Exhibit A	–	Form of Amendment
Exhibit B	–	Subsidiary Joinder Agreement
Exhibit C	–	Financing Statement

Annex A	–	Form of Grant of Security Interest in Intellectual Property

ndex of Schedules and Exhibits, Solo Page

Annex A

GRANT OF

SECURITY INTEREST IN [TRADEMARK/PATENT/COPYRIGHT] RIGHTS

This GRANT OF SECURITY INTEREST IN [TRADEMARK/ PATENT/ COPYRIGHT] RIGHTS (“Agreement”), effective as of  ________  __, 20[  ] is made by [Debtor], a [state] [form of entity], located at [address] (the “Debtor”), in favor of JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Agent”) for the banks and other financial institutions or entities (the “Lenders”) from time to time parties to the Credit Agreement, dated as of December 17, 2010 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Darling International Inc. (the “Borrower”), the Lenders party thereto from time to time, the agents party thereto and the Agent.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein; and

WHEREAS, in connection with the Credit Agreement, the Debtors have executed and delivered a Security Agreement, dated as of the date of the Credit Agreement, in favor of the Agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”);

WHEREAS, pursuant to the Security Agreement, the Debtor pledged and granted to the Agent for the benefit of the Secured Parties a continuing security interest in all Intellectual Property included in the Collateral, including the [Trademarks/Patents/Copyrights] included in the Collateral; and

WHEREAS, the Debtor has duly authorized the execution, delivery and performance of this Agreement;

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in order to induce the Lenders to make extensions of credit to the Borrower pursuant to the Credit Agreement, the Debtor agrees, for the benefit of the Agent and the Secured Parties, as follows:

1. Definitions.  Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided or provided by reference in the Credit Agreement and the Security Agreement.

2. Grant of Security Interest.  Subject to Section 2.1 of the Security Agreement, Debtor hereby pledges and grants a continuing security interest in all of the Debtor’s right, title and interest in, to and under the [Trademarks/Patents/Copyrights] owned by such Debtor (including, without limitation, those items listed on Schedule A hereto) (collectively, the “[Trademark][Patent][Copyright] Collateral”), to the Agent for the benefit of the Agent and the Secured Parties to secure payment, performance and observance of the Obligations.

Annex A - 1

3. Purpose.  This Agreement has been executed and delivered by the Debtor for the purpose of recording the grant of security interest herein with the [United States / other jurisdiction] [Patent and Trademark][Copyright] Office.  The security interest granted hereby has been granted to the Lenders in connection with the Security Agreement and is expressly subject to the terms and conditions thereof.  The Security Agreement (and all rights and remedies of the Lenders thereunder) shall remain in full force and effect in accordance with its terms.

4. Acknowledgment.  The Debtor does hereby further acknowledge and  affirm that the rights and remedies of the Lenders with respect to the security interest in the [Trademark][Patent][Copyright] Collateral granted hereby are more fully set forth in the Credit Agreement and the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.  In the event of any conflict between the terms of this Agreement and the terms of the Security Agreement, the terms of the Security Agreement shall govern.

5. Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which will be deemed an original, but all of which when taken together constitute a single contract.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or email or other electronic means (including a “.pdf” or “.tif” file) shall be effective as delivery of a manually executed counterpart of this Agreement.

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Annex A - 2

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

[DEBTOR]

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent for the Secured Parties

By:
Name:
Title: